EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 1, 2000, between eGlobe, Inc., a Delaware corporation with principal offices located in Washington, D.C. (the "Company"), and DAVID SKRILOFF (the "Executive").

           WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Executive with the Company.

           NOW, THEREFORE, it is AGREED as follows:

                  1. EMPLOYMENT. The Executive is hereby employed as the Chief Financial Officer of the Company for a period commencing on January 1, 2000 (the "Effective Date") and ending on the fourth anniversary of the Effective Date. Prior to the expiration of the initial term of employment, the parties may extend the term by mutual agreement. As the Chief Financial Officer of the Company, the Executive's duties will be those of chief finance and administration officer of the Company and all of its divisions and subsidiaries. The Executive shall report directly to the Company's Chief Executive Officer and shall also perform such other duties commensurate with the Executive's title and position as the Chief Executive Officer of the Company may from time to time reasonably direct.

                  2. LOCATION OF SERVICES. During the term of this Agreement, the Executive shall perform his duties primarily in New York, New York and in Washington, DC, with his primary office located in New York and his time divided evenly between New York and Washington or as otherwise agreed with the chief Executive Officer.

                  3. SALARY. The Company shall pay the Executive an annual salary equal to $160,000, with such increases as may be determined by the Company in its discretion ("Base Salary"). The Base Salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Executive otherwise agrees in writing. The Base Salary shall be payable to the Executive not less frequently than monthly.

                  4. BONUSES. The Executive shall be eligible to earn an annual bonus (the "Annual Bonus") during each fiscal year (such year being

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referred to herein as a "Bonus Period") that he remains an executive employee of the Company. For each Bonus Period, the Executive and the Chairman and Chief Executive Officer of the Company shall adopt written performance goals within the Bonus Period. These performance goals shall be consistent among the senior executive officers (which shall include the CEO, CFO and COO). If annual goals are met or exceeded for an annual Bonus Period, the Executive shall earn an Annual Bonus of 40% of the Base Salary (for the avoidance of doubt, a delay by any person in the adoption of written performance goals shall not deny the Executive any bonus or, upon the adoption and achievement of such goals, delay in any way the payment thereof). If only certain of such goals are met, or goals are met only in part, for such Bonus Period, the Executive shall earn a bonus equal to an amount to be determined by the Company, in its sole discretion. Annual Bonuses shall be payable to the Executive by February 15th of each year or within 45 days after the end of the applicable period (or, in each case, within 30 days of when it is determined whether the applicable goals are met, whichever is later). The Board of Directors may, in its sole discretion, award additional or greater bonuses to the Executive based upon achievement of other Company objectives during the Bonus Period.

                  5. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. In addition to the benefits noted below, the Executive shall be entitled to participate, on the same basis as other executive employees of the Company, in any stock option, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee pension or welfare plan or benefits that the Company has adopted or may adopt for the benefit of its employees. The Executive shall be entitled to participate in any fringe benefits which are now or may be or become applicable to the Company's executive employees generally.

                  Such  employee  benefits   presently  include  the  following:
Medical coverage, including health, dental and vision insurance, commences at the beginning of the month following 30 days from the date on which the Executive commences service with the Company, and the Executive is responsible for 25% of the expense of the Executive's medical coverage, with the Company responsible for the remaining 75%. The Executive is eligible to participate in the Company's 125 Flexible Spending Plan beginning on the Effective Date. The Executive's life insurance is equal to two (2) times the Base Salary (up to a maximum of $300,000). The Executive is eligible to contribute to the Company's 401k Plan 90 days following the Effective Date. Upon commencing service with the Company, the Executive is eligible to immediately roll over any of Executive's pre-existing 401k Plan holdings.

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                  The Executive  shall be reimbursed  for any expenses  which he may incur in connection with his services hereunder in accordance with the Company's normal reimbursement policies as established from time to time.

                  6. STOCK PURCHASE. Effective as of the Effective Date, the Executive shall purchase 36,000 shares of the common stock of the Company (the "Stock Purchase") at a price equal to the closing price of the Company's common stock as listed on the NASDAQ National Market on the Effective Date. In connection with the Stock Purchase, the Company will extend a personal recourse loan to the Executive in an amount equal to the full purchase price of the Stock Purchase. Such loan shall have a term of 4 years and shall have an interest rate equal to 8%, compounded annually, provided, however, that the loan may be called by the Company of the Executive leaves the employ of the Company voluntarily.

                  7. TIME-VESTED STOCK OPTIONS. As previously approved by the Compensation Committee of the Company's Board of Directors under the Company's 1995 Employee Stock Option and Appreciation Rights Plan, in consideration of the Executive's acceptance of employment hereunder, the Executive is granted, on the Effective Date, options to purchase an aggregate of 144,000 shares of the Company's common stock, the vesting of which will be based solely upon the Executive's continued employment with the Company over time (the "Time-Vested Options"). The exercise price per share of the Time-Vested Options shall be equal to the closing price of the Company's common stock as listed on The Nasdaq National Market on the Effective Date. The Time-Vested Options granted to the Executive shall be incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permitted thereunder, with the remaining Time-Vested Options to be nonqualified stock options. The Time-Vested Options will have a term of five years from the Effective Date. The Time-Vested Options shall become vested and exercisable in installments of 36,000 shares each on December 31, 2000, 2001, 2002 and 2003, respectively, provided that the Executive continues to be employed by the Company on each such date. Notwithstanding the forgoing, all Time-Vested Options will become fully vested and exercisable upon a "change in control" of the Company (as defined below), a termination of the Executive's employment by the Company (other than a "termination for cause" (as defined below)). In the event of termination of the Executive's employment for any reason other than a "termination for cause", all Time-Vested Options that are or become vested upon termination of employment shall remain exercisable for a period of 90 days following termination. The Time-Vested Options shall be on such terms and conditions consistent with the

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foregoing as set forth in the Company's  standard form of stock option agreement to be entered into between the Company and the Executive.

                  8. PERFORMANCE OPTIONS. As previously approved by the Compensation Committee of the Company's Board of Directors under the Company's 1995 Employee Stock Option and Appreciation Rights Plan, in consideration of the Executive's acceptance of employment hereunder, the Executive is granted options to purchase an aggregate of 120,000 shares of the Company's common stock, the vesting of which will be based upon the Executive's continued employment with the Company and accelerated upon the achievement of certain performance goals (the "Performance Options"). The Performance Options shall be nonqualified stock options and shall have an exercise price equal to the closing price of the Company's common stock as listed on The Nasdaq National Market on the Effective Date. Each of the Performance Options will have a term of nine years from the Effective Date. The Performance Options shall become vested on an accelerated basis and exercisable in installments of 40,000 shares each on December 31, 2000, 2001, 2002, respectively provided that the Executive continues to be employed by the Company on each such date and the performance goals determined in the same manner as provided in Section 4 hereof for the applicable Bonus Period have been achieved (Upon the achievement of 70% of the Executive's performance goals, 50% of the number of shares eligible for vesting in that year shall vest; if the percentage achievement of performance goals is higher than 70% then the number of shares that vest shall be increased proportionately from 50%); otherwise, the Performance Options shall vest in 9 years.

                  All Performance Options will become fully vested and exercisable upon a "change in control" of the Company. In the event of termination of the Executive's employment for any reason other than a "termination for cause", all Performance Options that are or become vested upon termination shall remain exercisable for a period of 90 days following termination. Except as provided herein, the Performance Options shall be on such terms and conditions as set forth in the Company's standard form of stock option agreement to be entered into between the Company and the Executive.

                  9. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement and notwithstanding any other definition set forth in any stock option plan of the Company, a "change in control" shall be deemed to have taken place if (i) the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means or a sale, merger or other reorganization, liquidation, or otherwise (other than any agreement of merger or reorganization where the

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shareholders  of  the  Company   immediately  before  the  consummation  of  the
transaction will own 50% or more of the fully diluted equity of the surviving entity immediately after the consummation of the transaction), (ii) during any period of two (2) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board of Directors (and any new directors whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof, or (iii) during any period of two (2) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the senior management of the Company cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof. Notwithstanding the foregoing, the Company's proposed merger with Trans Global Communications, Inc. shall not be treated as a "change in control" for purposes hereof.

                  10. STANDARDS. The Executive shall perform the Executive's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Company's Chief Executive Officer. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the Company's industry. Notwithstanding the foregoing, any allegation that the Executive shall have failed to comply with such standard by itself shall not constitute a basis for a "termination for cause" hereunder.

                  11. VOLUNTARY ABSENCES; VACATIONS. The Executive shall be entitled to annual paid vacation of at least three weeks (fifteen days) per year or such longer period as the Chief Executive Officer of the Company may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive.

                  12. DISABILITY. If the Executive shall become disabled or incapacitated to the extent that the Executive is unable to perform the Executive's duties and responsibilities hereunder, the Executive shall be entitled to receive disability benefits of the type provided for other executive employees of the Company.

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                  13.      TERMINATION OF EMPLOYMENT.

                  (a) The Chief Executive Officer or the Board of Directors may terminate the Executive's employment at any time, subject to payment of the compensation described below.

                  (b) In the event of any termination by the Company other than "termination for cause" or in the event of any "resignation for good reason" (each as defined below), the Executive shall receive his Accrued Rights and shall continue to receive, for one year commencing on the date of such termination (the "Severance Period"), full Base Salary and all other benefits and compensation that the Executive would have been entitled to under this Agreement in the absence of termination of employment, including, without limitation, continued coverage for the Executive and his dependents in the Company's health benefit plans (collectively, the "Severance Amount").

                  (c) The Severance Amount shall not be reduced by any compensation which the Executive may receive for other employment with another employer after termination of employment with the Company, nor shall the Executive be required to mitigate damages with respect to the Severance Amount. If during the term of this Agreement there is a "change in control" of the Company, and in connection with or within two years after such change of control the Company terminates the Executive's employment other than termination for cause or the Executive terminates with good reason, the Company shall be obligated, concurrently with such termination, to pay the Severance Amount in a single lump sum cash payment to the Executive. If the Company fails to make timely payment of any portion of the Severance Amount, the Executive shall be entitled to reimbursement of all reasonable costs, including attorneys' fees, incurred by the Executive in taking action to collect such amount or otherwise enforce this Agreement. In addition, the Executive shall be entitled to interest on the amounts owed to him under this Agreement at the rate of 5% above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Executive.

                  (d) The Executive shall have no right to receive compensation or other benefits from the Company for any period after a "termination for cause" by the Company or termination by the Executive other than a "resignation for good reason", except for his Accrued Rights.

                  (e) The term "termination for cause" shall mean termination by the Company because of the Executive's (i) fraud or material misappropriation with respect to the business or assets of the Company; (ii) persistent refusal or failure materially to perform his duties and

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responsibilities  to the Company,  which continues after the Executive  receives notice of such refusal or failure; (iii) conduct that constitutes breach of fiduciary duty involving personal profit; (iv) conviction of the Executive, by a court of competent jurisdiction, of, or Executive's plea of guilty or NOLO CONTENDERE to, a felony under the laws of the United States or any state thereof, or any equivalent crime in any foreign jurisdiction; (v) willful violation of any law, rule, or regulation, involving dishonesty or moral turpitude that is materially detrimental to the Company; or (vi) the use of illegal drugs or alcohol which interferes materially with the Executive's performance of his duties.

                  (f) The term "resignation for good reason" shall mean a resignation of the Executive following (i) material reduction, without his consent, of Executive's duties, titles, or reporting relationships as set forth in Section 1 hereof; (ii) any reduction, without his consent, of the Executive's Base Salary, Annual Bonus or any compensation or benefits rights under this Agreement; (iii) any involuntary relocation of the Executive's principal place of business as set forth in Section 2 hereof; or (iv) a material breach of any part of this Agreement by the Company.

                  15.      RESTRICTIVE COVENANTS.

                  (a) During the employment of the Executive under this Agreement and for a period of one year after termination of such employment by the Company, other than a termination by the Company without cause or a "resignation for good reason" by the Executive, the Executive shall not at any time (i) compete directly on his own behalf, or on behalf of any other person or entity, with the business of the Company or any of its affiliates within territories in which the Company does business, but only with respect to the business, with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement; (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (iii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer of the Company or any of its affiliates to reduce its business with the Company or any of its affiliates.

                  (b) The Executive shall not at any time during or subsequent to his employment by the Company, on his own behalf or on behalf of any other person or entity, disclose any proprietary information of the Company or any of its affiliates to any other person or entity other than on behalf of the Company or in conducting its business, and the Executive shall not use any such proprietary information for his own personal advantage or make such

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proprietary  information  available to others for use,  unless such  information shall have come into the public domain other than through unauthorized disclosure, or as required by law or judicial process.

                  (c) The ownership by the Executive of not more than 5% of a corporation, partnership or other enterprise in which the Executive does not participate in the management or policy making shall not constitute a violation hereof.

                  (d) If any portion of this Section 15 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 15 shall apply with such modifications necessary to make this Section 15 valid and enforceable. Any portion of this
Section 15 not required to be so modified shall remain in full force and effect and not be affected thereby. The Executive agrees that the Company shall have the right of specific performance in the event of a breach by the Executive of this Section 15.

                  16.      NO  ASSIGNMENTS.

                  This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive, all rights to receive payments hereunder shall become rights of the Executive's estate.

                  17.      OTHER  CONTRACTS.

                  The Executive shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Board of Directors.

                  18.      AMENDMENTS OR ADDITIONS.

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

                  19.      SECTION  HEADINGS.

                  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  20.      SEVERABILITY.

                  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  21.      GOVERNING  LAW.

                  This Agreement shall be governed by the laws of the State of Delaware (other than the choice of law rules thereof).


                                           eGLOBE, INC.

                                           By: /S/ CHRISTOPHER J. VIZAS
                                           ----------------------------

                                           Title:Chairman of the Board of
                                                 Directors and Chief
                                                 Executive Officer


                                           EXECUTIVE



                                           /S/ DAVID SKRILOFF
                                           ------------------------------

                                           David Skriloff